Exhibit 4.1

Certain transfers of these shares are restricted by the Corporation’s Articles of Incorporation. See reverse.

HMB HOMEBANC CORP.

THIS CERTIFICATE IS TRANSFERABLE IN ATLANTA, GA OR NEW YORK, NY

INCORPORATED UNDER THE LAWS CUSIP 43738R 10 9

OF THE STATE OF GEORGIA SEE REVERSE FOR CERTAIN DETAILS

This Certifies that

BY COUNTERSIGNED

is the registered holder of

OF THE $0.01 PAR VALUE AUTHORIZED COMMON STOCK OF HOMEBANC CORP. WHICH ARE FULLY PAID AND NON-ASSESSABLE AND WHICH ARE AND

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly S REGISTERED:

UN

endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile T seal of the Corporation and the facsimile signatures of its duly authorized officers.

AN

C

M EB C Dated:

RUST BANK

RPOR O AUTHORIZED

FOR POSITION ONLY

H O A RP

C O TE

FOR POSITION ONLY

SEAL

TRANSFER

2004 AND

SIGNATURE REGISTRAR

G • EORGI A n

SECRETARY CHAIRMAN AGENT

AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 711 ARMSTRONG LANE PROOF OF JUNE 18, 2004

COLUMBIA, TENNESSEE 38401 HOMEBANC CORP. (931) 388-3003 TSB 16143 FC

SALES: R. JOHNS 212-269- 0339X13 Operator: Ron

/ ETHER 19 / LIVE JOBS / H / HOMEBANC 16143 FC Rev. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintaining the Corporation's status as a real estate investment trust ("*REIT*") under the Internal Revenue Code of 1986, as amended (the "*Code*"), and for certain other purposes under the Code. Except as expressly provided or permitted in the Corporation's Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own Shares more than 9.8% of (a) the aggregate Market Price of all outstanding Shares of all classes and series or (b) the number or aggregate Market Price (whichever is more restrictive) of all outstanding Shares of Common Stock, (ii) no Person may engage in any Transfer that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (iii) no Person may Beneficially Own Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (iv) no Person may Beneficially Own or Constructively Own Shares that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) no Disqualified Person may Beneficially Own Shares, and (vi) no Person may otherwise engage in any Transfer that, if effective, would result in the termination of the status of the Corporation as a REIT under the REIT Provisions of the Code. Copies of the full restrictions contained in the Corporation's Articles of Incorporation may be obtained upon request from the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

____

____

____________________________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________ *Attorney*

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: R. JOHNS 212-269-0339X13
/ ETHER 19 / LIVE JOBS / H / HOMEBANC 16143 BK

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
PROOF OF JUNE 2, 2004
HOMEBANC CORP.
TSB 16143 BK
Operator: Ron
New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF